Exhibit 99.1

RADIATION THERAPY SERVICES HOLDINGS, INC.

INFORMATION RELEASE

Contact:	Investors:
Bryan Carey	Amy Glynn / Nick Laudico
Chief Financial Officer	The Ruth Group
(212) 351-1655	646-536-7023 / 7030
BCarey@VestarCapital.com	aglynn@theruthgroup.com
nlaudico@theruthgroup.com

RADIATION THERAPY SERVICES REPORTS SECOND QUARTER 2011 FINANCIAL

RESULTS

Second Quarter 2011 Highlights:

•      Domestic same practice therapy revenue increased 4.7% versus same period in prior year

•      Domestic same practice RVUs per day increased 12.3% versus same period in prior year

•      Recent acquisition of Medical Developers, LLC exceeding expectations

•      Total Company Pro Forma Adjusted EBITDA was $30.0 million

FORT MYERS, FL, August 15, 2011 — Radiation Therapy Services, Inc, a leading operator of radiation therapy centers, today announced financial results for the second quarter ended June 30, 2011.

Total revenue for the second quarter was $162.3 million, an increase of 20.3% compared to $134.9 million in revenue in the same quarter of 2010. The increase in revenue was principally due to revenue from the May 2010 acquisition of the Myrtle Beach, S.C. physician practices and the March 2011 acquisition of Medical Developers, LLC (Medical Developers), which operates 26 physician practices in Latin America, of $5.1 million and $16.7 million, respectively.

Domestic same practice therapy revenue increased 4.7% from the second quarter of 2010 principally as a result of a mix shift towards more clinically sophisticated radiation oncology services, which resulted in an increase in Relative Value Units (“RVUs”), partially offset by a reduction in the conversion factor for fiscal year 2011.

Total RVUs per day at domestic freestanding centers increased 14.3% in the second quarter versus the same period of the prior year principally as a result of an increase in RVU values heading into 2011 and a mix shift towards more clinically sophisticated radiation oncology services.

Adjusted earnings before interest, taxes, depreciation, amortization, stock-based compensation and other non-cash and pro forma items (“Pro Forma Adjusted EBITDA”) increased 3.5% in the second quarter of 2011 to $30.0 million, or 18.5% of pro forma total revenue, from $29.0 million, or 20.9% of total revenue, in the second quarter of 2010. EBITDA margins declined in the quarter versus the previous year due primarily to investments made to strengthen the Company’s infrastructure in the areas of management, marketing, information technology, electronic health records and other initiatives. A reconciliation of net loss attributable to Radiation Therapy Services Holdings, Inc. shareholder determined in accordance with generally accepted accounting principles to Pro Forma Adjusted EBITDA and total revenues determined in accordance with generally accepted accounting principles to total pro forma revenues for the quarters ended June 30, 2011 and 2010 is included in the attached supplemental information.

Income tax expense in the second quarter of 2011 was $3.3 million, compared to an income tax benefit of $4.5 million in the second quarter of 2010.  The Company’s tax expense increased primarily due to the increase in valuation allowance related to deductions attributable to U.S. and certain state non-reversing deferred tax liabilities and foreign tax expense associated with the Medical Developers subsidiaries acquired during the current year. The net loss for the second quarter of 2011 was $4.8 million, compared to a net loss of $8.1 million in the second quarter of 2010.  In the second quarter of 2010, Radiation Therapy recorded pre-tax charges of $10.9 million for early extinguishment of debt and $1.9 million for the loss on sale of assets of a radiation treatment center.

Six Month Results

Total revenue for the six months ended June 30, 2011 was $318.8 million, an increase of 18.3% compared to $269.4 million in revenue in the prior year period. The increase in revenue was principally due to revenue from the May 2010 acquisition of the Myrtle Beach, S.C. physician practices and the March 2011 acquisition of Medical Developers which operates 26 physician practices in Latin America, of $15.0 million and $21.9 million, respectively.

Same practice therapy revenue increased 3.0% compared to first six months of 2010 principally as a result of a mix shift towards more clinically sophisticated radiation oncology services, which resulted in an increase in Relative Value Units (“RVUs”), partially offset by a reduction in the conversion factor for fiscal year 2011.

Total RVUs per day at domestic freestanding centers increased 14.5% in the first six months of 2011 versus the same period of the prior year principally as a result of an increase in RVU values heading into 2011 and a mix shift towards more clinically sophisticated radiation oncology services.

Adjusted earnings before interest, taxes, depreciation, amortization, stock-based compensation and other non-cash and pro forma items (“Pro Forma Adjusted EBITDA”) increased 9.0% in the first six months of 2011 to $62.0 million, or 18.8% of pro forma total revenue, from $56.9 million, or 20.2% of pro forma total revenue, in the prior year period. EBITDA margins declined in the first six months of 2011 versus the previous year due primarily to investments made to strengthen the Company’s infrastructure in the areas of management, marketing, information technology, electronic health records and other initiatives.  A reconciliation of net loss attributable to Radiation Therapy Services Holdings, Inc. shareholder determined in accordance with generally accepted accounting principles to Pro Forma Adjusted EBITDA and total revenues determined in accordance with generally accepted accounting principles to total pro forma revenues for the six months ended June 30, 2011 and 2010 is included in the attached supplemental information.

Income tax expense in the first six months of 2011 was $5.8 million, compared to an income tax benefit of $5.2 million in the prior year period.  The Company’s tax expense increased primarily due to the increase in valuation allowance related to deductions attributable to U.S. and certain state non-reversing deferred tax liabilities and foreign tax expense associated with the Medical Developers subsidiaries acquired during the current year. The net loss for the first six months of 2011 was $7.9 million, compared to a net loss of $9.1 million in prior year period 2010.  In the first six months of 2010, Radiation Therapy recorded pre-tax charges of $10.9 million for early extinguishment of debt and $1.9 million for the loss on sale of assets of a radiation treatment center.

Dr. Daniel Dosoretz, President and Chief Executive Officer, said, “Despite the continued challenging environment in healthcare, we are beginning to see improvements in volume levels in our same practice centers, which includes stabilization in our Florida and Nevada markets.  The 12.3% increase in same practice RVUs per day reflects these volume improvements as well as our continuing mix shift towards more clinically sophisticated radiation oncology services.

“We remain very excited about the growth opportunity at Medical Developers, which provides us with a strong foothold in the rapidly growing Latin American market.  This is a very robust market and the acquisition is tracking ahead of plan. Going forward, we will continue to execute on our strategy to develop de novo centers and acquire additional centers, both in this attractive market, as well as domestic markets,” concluded Dr. Dosoretz

Conference Call

Management will host a conference call Monday August 15, 2011 at 1:00 p.m. EDT to discuss financial results, other developments and business conditions. The dial-in numbers are (877) 407-0789 for domestic callers and (201) 689-8562 for international callers.  In addition, a telephonic replay of the call will be available until August 29, 2011.  The replay dial-in numbers are (877) 870-5176 for domestic callers and (858) 384-5517 for international callers.  Please use the conference ID number 375867 to access the replay.

About Radiation Therapy Services Holdings , Inc.

Radiation Therapy Services Holdings, Inc., which operates radiation treatment centers primarily under the name 21st Century Oncology, is a provider of advanced radiation therapy services to cancer patients. In total, the Company operates 119 treatment centers, including 92 centers located in 16 U.S. states, 26 centers located in six countries in Latin America and 1 center located in India.  The Company is headquartered in Fort Myers, Florida.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended.  These statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives, including, but not limited to, the Company’s expected financial results and estimates for 2011.  These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to the Company’s actual financial results and those risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

Financial Tables on Following Pages

RADIATION THERAPY SERVICES HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,684	$13,977
Accounts receivable, net	90,020	63,571
Prepaid expenses	6,465	6,969
Inventories	1,466	1,426
Deferred income taxes	2,277	2,276
Other	8,804	3,534
Total current assets	120,716	91,753

Equity investments in joint ventures	3,154	20,136
Property and equipment, net	238,866	229,665
Real estate subject to finance obligation	12,856	8,100
Goodwill	838,639	770,898
Intangible assets, net	105,319	85,236
Other assets	31,558	30,542
Total assets	$1,351,108	$1,236,330

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$22,490	$21,888
Accrued expenses	39,423	35,765
Income taxes payable	7,488	5,994
Current portion of long-term debt	10,346	8,780
Current portion of finance obligation	98	53
Other current liabilities	5,725	197
Total current liabilities	85,570	72,677
Long-term debt, less current portion	657,538	590,051
Finance obligation, less current portion	13,396	8,515
Other long-term liabilities	18,894	15,981
Deferred income taxes	43,626	33,527
Total liabilities	819,024	720,751

Noncontrolling interests - redeemable	7,177	7,371

Commitments and Contingencies

Equity:
Common stock, $0.01 par value, 1,025 shares authorized, 1,025 and 1,000 shares issued and outstanding at June 30, 2011 and December 31, 2010	—	—
Additional paid-in capital	648,182	630,989
Retained deficit	(140,740)	(130,374)
Notes receivable from shareholder	(125)	(175)
Accumulated other comprehensive loss, net of tax	(1,268)	(3,391)
Total Radiation Therapy Services Holdings, Inc. shareholder’s equity	506,049	497,049
Noncontrolling interests - nonredeemable	18,858	11,159
Total equity	524,907	508,208
Total liabilities and equity	$1,351,108	$1,236,330

RADIATION THERAPY SERVICES HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenues:
Net patient service revenue	$160,887	$132,268	$315,970	$265,381
Other revenue	1,369	2,638	2,823	4,058
Total revenues	162,256	134,906	318,793	269,439

Expenses:
Salaries and benefits	80,114	66,403	161,013	136,067
Medical supplies	13,164	9,888	25,655	20,701
Facility rent expense	8,311	7,581	16,134	12,897
Other operating expenses	8,380	6,915	15,838	13,159
General and administrative expenses	21,469	15,089	39,305	29,357
Depreciation and amortization	12,998	10,584	25,453	22,672
Provision for doubtful accounts	3,721	2,714	7,522	5,453
Interest expense, net	15,314	15,498	29,807	30,518
Loss on sale of assets of a radiation treatment center	—	1,903	—	1,903
Early extinguishment of debt	—	10,947	—	10,947
Gain on fair value adjustment of previously held equity investment	—	—	(234)	—
Foreign currency transaction gain	(11)	—	(1)	—
Loss on forward currency derivative contracts	283	—	399	—
Total expenses	163,743	147,522	320,891	283,674

Loss before income taxes	(1,487)	(12,616)	(2,098)	(14,235)
Income tax expense (benefit)	3,295	(4,533)	5,761	(5,153)

Net loss	(4,782)	(8,083)	(7,859)	(9,082)

Net income attributable to noncontrolling interests- redeemable and non-redeemable	(1,068)	(934)	(2,507)	(1,741)

Net loss attributable to Radiation Therapy Services Holdings, Inc. shareholder	(5,850)	(9,017)	(10,366)	(10,823)

Other comprehensive income:
Unrealized gain on derivative interest rate swap agreement and foreign currency translation, net of tax	616	389	1,785	665
Comprehensive loss	$(5,234)	$(8,628)	$(8,581)	$(10,158)

RADIATION THERAPY SERVICES HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six months ended
	June 30,
	2011	2010
Cash flows from operating activities
Net loss	$(7,859)	$(9,082)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	21,936	18,313
Amortization	3,517	4,359
Deferred rent expense	601	1,078
Deferred income taxes	3,917	(5,153)
Stock-based compensation	940	508
Provision for doubtful accounts	7,522	5,453
Loss on the sale of property and equipment	12	418
Loss on sale of assets of a radiation treatment center	—	1,903
Write off of pro-rata debt discount	—	494
Write off of loan costs	—	1,593
Early extinguishment of debt	—	10,947
Loss on forward currency derivative contracts	399	—
Loss on foreign currency transactions	44	—
Gain on fair value adjustment of previously held equity investment	(234)	—
Amortization of debt discount	401	424
Amortization of loan costs	2,111	1,343
Equity interest in net loss (earnings) of joint ventures	525	(358)
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(15,053)	(13,372)
Income taxes payable	(1,515)	(128)
Inventories and other current assets	(2,059)	61
Prepaid expenses	1,556	3,183
Accounts payable	(3,044)	3,698
Accrued expenses	1,068	(3,770)

Net cash provided by operating activities	14,785	21,912

Cash flows from investing activities
Purchase of property and equipment	(22,471)	(17,375)
Acquisition of medical practices	(42,293)	(34,619)
Proceeds from the sale of property and equipment	5	1,191
Repayments from employees	200	368
Contribution of capital to joint venture entities	—	(2,858)
Distribution received from joint venture entities	616	18
Proceeds from the sale of equity interest in a joint venture	312	—
Payment of foreign currency derivative contracts	(746)	—
Change in other assets and other liabilities	(142)	(1,847)

Net cash used in investing activities	(64,519)	(55,122)

Cash flows from financing activities
Proceeds from issuance of debt (net of original issue discount of $625 and $1,950, respectively)	57,294	308,050
Principal repayments of debt	(6,123)	(266,088)
Repayments of finance obligation	(47)	(278)
Payment of call premium on senior subordinated notes	—	(5,250)
Proceeds from equity contribution	3	—
Payments of notes receivable from shareholder	50	50
Proceeds from issuance of noncontrolling interest	—	608
Cash distributions to noncontrolling interest holders - redeemable and non-redeemable	(2,092)	(1,522)
Deconsolidation of noncontrolling interest	—	(14)
Payments of loan costs	(1,637)	(11,873)

Net cash provided by financing activities	47,448	23,683

Effect of exchange rate changes on cash and cash equivalents	(7)	—

Net decrease in cash and cash equivalents	(2,293)	(9,527)
Cash and cash equivalents, beginning of period	13,977	32,958

Cash and cash equivalents, end of period	$11,684	$23,431

Supplemental disclosure of non-cash transactions
Recorded noncash contribution of capital by noncontrolling interest holder	$—	$602
Recorded noncash deconsolidation of noncontrolling interest	$—	$(64)
Recorded finance obligation related to real estate projects	$4,974	$564
Recorded derecognition of finance obligation related to real estate projects	$—	$(69,939)
Recorded noncash purchase of noncontrolling interest in a joint venture	$—	$(474)
Recorded noncash distribution receivable and equity contribution payable from equity investee	$—	$75
Recorded noncash use of vendor credit	$—	$2,027
Recorded accounts payable related to acceptance and delivery of medical equipment	$358	$—
Recorded issuance of Parent equity units related to the acquisition of medical practices	$16,250	$—
Recorded issuance of senior subordinated notes related to the acquisition of medical practices	$16,047	$—
Recorded earn-out accrual related to the acquisition of medical practices	$2,340	$—
Recorded noncash dividend declared to noncontrolling interest	$624	$—

RADIATION THERAPY SERVICES HOLDINGS, INC.

Supplemental Financial Information (Unaudited)

Reconciliation of Pro-forma Revenue and Adjusted EBITDA to Net Loss Attributable to Radiation Therapy Services Holdings, Inc. Shareholder

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands):	2011	2010	2011	2010

Total revenues	$162,256	$134,906	$318,793	$269,439
Pro-forma full period effect of acquisitions (a)	—	3,939	11,942	12,664
Total pro-forma revenues	$162,256	$138,845	$330,735	$282,103

Net loss attributable to Radiation Therapy Services Holdings, Inc. shareholder	$(5,850)	$(9,017)	$(10,366)	$(10,823)
Income tax expense (benefit)	3,295	(4,533)	5,761	(5,153)
Interest expense, net	15,314	15,498	29,807	30,518
Depreciation and amortization	12,998	10,584	25,453	22,672
Loss on sale of assets of a radiation treatment center	—	1,903	—	1,903
Early extinguishment of debt	—	10,947	—	10,947
Gain on fair value adjustment of previously held equity investment	—	—	(234)	—
Loss on forward currency derivative contracts	283	—	399	—
Management fees (b)	341	213	618	480
Non-cash expenses (c)	921	1,111	2,263	2,197
Sale-lease back adjustments (d)	(242)	(220)	(438)	(2,119)
Acquisition-related costs (e)	1,349	658	2,997	739
Other expenses (f)	111	266	432	915
Litigation settlement (g)	938	86	938	951
Costs associated with the provision for income taxes (h)	544	—	544	—
Pro-forma full period effect of acquisition EBITDA (a)	—	1,479	3,844	3,652

Pro-forma Adjusted EBITDA (1)	$30,002	$28,975	$62,018	$56,879

Pro-forma Adjusted EBITDA as a percentage of total pro-forma revenues	18.5%	20.9%	18.8%	20.2%

(1) Pro-forma Adjusted EBITDA is defined as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, foreign currency derivative contract loss, gain on fair value adjustment of previously held equity investment, management fees from our sponsor, non-cash expenses including costs relating to stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to repairs and maintenance, sale-lease back adjustments, acquisition-related costs, other expenses including loss on sale of assets, severance payments related to termination of employee staff reductions and tail premiums on termed physicians, litigation settlements with physicians, costs associated with the provision for income taxes and pro-forma full period effect of acquisition EBITDA.

(a) Pro-forma amounts related to adjustments to total revenues and Pro-forma Adjusted EBITDA to reflect the full period effect of our acquisition completed during 2010 and 2011, including the purchase of the South Carolina physician practices in May 2010 and the purchase of Medical Developers’ phycian practices in March 2011.  The adjustments reflect the impact to our total revenues and Pro-forma Adjusted EBITDA as if the acquisitions had occurred at the beginning of the year.

(b) Management fees are fees paid to our sponsor, Vestar Capital Partners.

(c) Non-cash expenses including costs relating to stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to warranty arrangements amortized to repairs and maintenance.

(d) Sale-lease back adjustments relates to the adjustment of benefit derived from the classification of operating leases as finance obligations reflecting a reclassification of interest expense and depreciation and amortization expense as rent expense.

(e) Acquisition related costs associated with the adoption of ASC 805, Business Combinations, requiring prior capitalized costs be expensed, including professional fees and due diligence costs relating to the acquisition of physician practices.

(f) Other expenses include loss on sale of assets, severance payments related to termination of employee staff reductions and tail premiums paid on terminated physicians.

(g) Litigation settlement relates to costs associated with the termination of physicians during 2010 and 2011 as a result of the cost savings plans implemented in the fourth quarter of 2009.

(h) Expenses related to the costs associated with process improvements in the provision for income taxes.

We believe the Pro-forma Adjusted EBITDA provides useful information about our financial performance to investors, lenders, financial analysts and rating agencies since these groups have historically used EBITDA-related measures in the healthcare industry, along with other measures, to estimate the value of a company, to make informed investment decisions, to evaluate a company’s leverage capacity and its ability to meet its debt service requirements.  Pro-forma Adjusted EBITDA eliminates the uneven effect of non-cash depreciation of tangibles assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting.  Pro-forma Adjusted EBITDA is also used by us to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to our operating business and assessing their performance, both internally and relative to our peers, as well as to evaluate the performance of our operating management teams, and for purposes in the calculation of debt covenants and related disclosures.

Pro-forma Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to Radiation Therapy Services Holdings, Inc. shareholder, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Pro-forma Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

RADIATION THERAPY SERVICES HOLDINGS, INC.

KEY OPERATING STATISTICS

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2011	2010	Change	2011	2010	Change

Number of treatment days (domestic U.S.)	64	64		128	127

Total RVU’s - freestanding centers (domestic U.S.)	3,138,665	2,746,572	14.3%	6,348,006	5,500,192	15.4%

RVU’s per day - freestanding centers (domestic U.S.)	49,042	42,915	14.3%	49,594	43,309	14.5%

Percentage change in RVU’s per day - freestanding centers - same practice basis (domestic U.S.)	12.3%	0.4%		10.8%	0.3%

Number of regions at period end	9	8

Number of local markets at period end (domestic U.S.)	28	28

Treatment centers - freestanding	112	92	21.7%
Treatment centers - hospital / other groups	7	7	0.0%
	119	99	20.2%

Days sales outstanding at quarter end (domestic U.S.)	43	44

Percentage change in freestanding revenues - same practice basis (domestic U.S.)	4.7%	-3.6%		3.0%	-3.4%

Net patient service revenue - professional services only (in thousands) (domestic U.S.)	$40,437	$34,357		$82,534	$68,980

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2011	2010 *	Change	2011 *	2010 *	Change
Number of treatments (International)

2-D treatments	1,295	1,417		2,649	2,828

3-D treatments	1,677	1,494		3,265	2,933

IMRT treatments	319	250		631	454

Total	3,291	3,161	4.1%	6,545	6,215	5.3%

* includes full period operating statistics, including period prior to our acquisition

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